                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 25, 1995



                      Corrections Corporation of America
- --------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                     1-13560               62-1156308
- --------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
       of incorporation)                                  Identification No.)





                 102 Woodmont Boulevard
                 Nashville, Tennessee                       37205
- --------------------------------------------------------------------------------
        (Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code:    (615) 292-3100
                                                   -----------------------------




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Item 2.  Acquisition or Disposition of Assets.

                 On April 25, 1995, Corrections Corporation of America (the "Company") entered into a Share Exchange Agreement (the "Agreement") by and among the Company, Concept Incorporated, a Delaware corporation ("Concept"), and all 12 of Concept's stockholders (the "Concept Stockholders"). The share exchange (the "Share Exchange") contemplated by the Agreement was consummated on the same day. Under the terms of the Agreement, the Company acquired from the Concept Stockholders all of the issued and outstanding shares of Concept Common Stock, $10.00 par value per share (the "Concept Shares"). In consideration of the transfer of the Concept Shares, the Company paid the Concept Stockholders 1,362,496 shares of the Company's Common Stock, $1.00 par value per share (the "CCA Shares"). Ninety percent (90%) or 1,226,246 of the CCA Shares were distributed, pro rata, to the Concept Stockholders at the Closing. The remaining ten percent (10%) or 136,250 of the CCA Shares were delivered to First Union National Bank of Tennessee, Escrow Agent, to be held in a post-closing escrow.

         At the Closing, the Company received letters from Arthur Andersen LLP and KPMG Peat Marwick dated as of April 25, 1995, to the effect that the Share Exchange may be treated by the Company as a "pooling of interests" for accounting purposes.

         The CCA Shares issued to the 12 Concept Stockholders in the Share Exchange were not registered under applicable securities laws, and accordingly must be held by the Concept Stockholders for the requisite holding period.
Section 4.5 of the Agreement provides the Company has agreed to use its best efforts to register up to 420,000 of the CCA Shares under the Securities Act of 1933, as amended, on Securities and Exchange Commission Form S-3 in an underwritten public offering, and to register or qualify such shares under applicable state laws, all within 120 days after the closing date. Notwithstanding the foregoing, the Company will not be obligated to effect such a registration with respect to any CCA Shares which the Concept Stockholders are able to place privately at a price of not less than $30.50 within 120 days of the closing date. In connection therewith, the Company agreed to use its reasonable efforts to assist the Concept Stockholders in locating such a private purchaser for the CCA Shares. Except as provided above, the Concept Stockholders do not have any registration rights (demand, piggyback or other) under the Agreement with respect to the CCA Shares.

         Concept and the Concept Stockholders made numerous representations and warranties to the Company in the Agreement. Those representations and warranties include, but are not limited to, compliance with applicable laws, financial statements, no undisclosed liability, tax matters, environmental matters and capitalization. The Concept Stockholders agreed, jointly and severally, to indemnify the Company from any loss it may suffer as a result of a breach of any of the representations and warranties.

         Concept is engaged in the management of prisons and other correction and detention facilities under contract with governmental agencies. Its principal operations are located in Louisville, Kentucky with an additional office in Texas.





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Item 7.          Financial Statements, Pro Forma Financial Information and
                 Exhibits

         1. Audited balance sheet of Concept Incorporated as of December 31, 1994, and the related statements of income, stockholders' investment and cash flows for the year then ended, and unaudited balance sheet as of March 31, 1995, and the related statements of income, stockholders' investment and cash flows for the three months ended March 31, 1995.

         2. It is impracticable to provide the required pro forma balance sheet and income statement information with respect to the acquired operations at this time. Such information will be filed within 60 days.

         3. Share Exchange Agreement by and among Corrections Corporation of America, Concept Incorporated and the Stockholders of Concept Incorporated, dated April 25, 1995.

         4.      Press Release dated April 26, 1995.





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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                        CORRECTIONS CORPORATION OF AMERICA



                                        By: /s/ Darrell K. Massengale
                                           --------------------------------
                                           Name: Darrell K. Massengale
                                           Title: Vice President, Finance;
                                           Secretary/Treasurer

Date:  May  10, 1995





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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549





                       CORRECTIONS CORPORATION OF AMERICA





                                    EXHIBITS
                              TO CURRENT REPORT ON
                          FORM 8-K DATED MAY 10, 1995





                                                  Commission File Number 1-13560

                                 Exhibit Index



Exhibit No.                                     Description                                                              Page No.
- -----------                                     -----------                                                              --------
     1.          Audited balance sheet of Concept Incorporated as of December 31, 1994, and the related                      7
                 statements of income, stockholders' investment and cash flows for the year then ended, and unaudited balance sheet as of March 31, 1995, and the related statements of income, stockholders' investment and cash flows for the three months ended March 31, 1995.

     2.          Share Exchange Agreement by and among Corrections Corporation of America, Concept                          28
                 Incorporated and the Stockholders of Concept Incorporated, dated April 25, 1995.

     3.          Press Release dated April 26, 1995.                                                                        83